10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period September 1, 2004 through February 28, 2005.

Fund

Utilities and High Income Fund

Security

Eagle Hospitalities Trust

Advisor

EIMCO

Transaction

 Date

10/1/2004

Cost

$3,656,250

Offering Purchase

2.571%

Broker
A.G. Edwards & Son, Inc
Underwriting
Syndicate
Wachovia Securities, Inc.
Legg Mason Wood Walker, Inc.
Calyon Securities (USA) Inc
RBC Capital Markets

Fund

Utilities and High Income Fund

Security

Atmos Energy Corp

Advisor

EIMCO

Transaction

 Date

10/21/2004

Cost

$3,093,750

Offering Purchase

0.89%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Merrill Lynch, Pierce, Fenner & Smith Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
SunTrust Robinson Humphrey
Wachovia Securities, Inc.

Fund

Utilities and High Income Fund

Security

IDACORP Inc

Advisor

EIMCO

Transaction

 Date

12/9/2004

Cost

$9,000,000

Offering Purchase
8.57%
Broker
Morgan Stanley & Co.
Underwriting
Syndicate
Morgan Stanley & Co.
Wachovia Securities, Inc.
Keybanc Capital Markets
A.G. Edwards & Son, Inc
D.A. Davison & Co.

Fund

Utilities and High Income Fund

Security

Coventry Health Care

Advisor

EIMCO

Transaction

 Date

1/24/2005

Cost

$75,000

Offering Purchase
0.030%
Broker
Lehman Brothers Inc.
Underwriting
Syndicate
Wachovia Securities, Inc.

Fund

Utilities and High Income Fund

Security

PNM Resources Inc

Advisor

EIMCO

Transaction

 Date

1/5/2005

Cost

$3,300,000

Offering Purchase

1.534%

Broker

J.P. Morgan Securities Inc.
Underwriting

Syndicate
J.P. Morgan Securities Inc.